Exhibit 23.1

Consent of Independent Auditors

We consent to the use of our report dated March 7, 2003, with respect to the consolidated financial statements of Peebles Inc. included in this Form 8-K/A of Stage Stores, Inc.

/s/ ERNST & YOUNG LLP

Richmond, Virginia

January 15, 2004